Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Primoris Services Corporation (the “Company”), of our report dated February 27, 2023, relating to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Dallas, Texas

May 10, 2023